UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 22, 2021
EHEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2625 AUGUSTINE DRIVE, SECOND FLOOR
SANTA CLARA, CA 95054
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EHTH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Transition

On September 22, 2021, the Board of Directors (the “Board”) of eHealth, Inc. (the “Company”) accepted the resignation of Scott Flanders from his positions as chief executive officer and as a member of the Board of the Company, effective October 31, 2021. In submitting his resignation, Mr. Flanders did not express any disagreement on any matter relating to the Company’s operations, policies or practices.

In connection with this separation, the Company entered into a separation and release agreement with Mr. Flanders on September 22, 2021 (the “Separation Agreement”). The Separation Agreement entitles Mr. Flanders to a cash severance payment in an amount equal to $2,128,767.12 and Company-paid COBRA premiums for up to 18 months. The Separation Agreement also provides that 6,328 performance-based restricted stock units (for which the performance metrics have been achieved) will be accelerated with respect to their time-based vesting requirement as of December 31, 2021.

The Separation Agreement includes a release of claims by Mr. Flanders in favor of the Company and its affiliates and provides that Mr. Flanders will provide consulting services to the Company through no later than December 31, 2021, to assist with the transition of his duties and responsibilities. As part of the consulting agreement, the Company will pay Mr. Flanders monthly consulting fees equal to $58,333.33, as well as a final consulting payment equal to $146,232.88.

On September 22, 2021, the Board appointed Fran Soistman as chief executive officer and a Class I director of the Company, effective November 1, 2021. Mr. Soistman, age 64, founded and has served as president of Healthcare Management and Transformation Advisory Services LLC, an advisory services company operating in the healthcare space, since January 2020. From January 2013 to September 2019, Mr. Soistman was executive vice president at CVS Health, a health solutions company, and president of government services at Aetna, a managed care company. Prior to his tenure at Aetna, Mr. Soistman co-founded Jessamine Healthcare, having previously served in executive leadership positions across a number of health care and managed care companies, including Coventry Healthcare, Principal Health Care and Blue Cross Blue Shield of Maryland. Mr. Soistman holds a B.S. in accounting and finance from Towson University and is a graduate of the Stanford University executive program.

In connection with his appointment as chief executive officer, the compensation committee of the Board approved a binding term sheet with Mr. Soistman (the “Employment Agreement”), which provides for an initial annual base salary of $750,000 and a target annual incentive award opportunity equal to 110% of his annual base salary. Mr. Soistman will also receive a signing bonus of $200,000.

The Employment Agreement provides for the grant of a stock option to purchase 100,000 shares of the common stock of the Company (the “Time-Based Option”) and a performance‑based stock option to purchase 100,000 shares of the common stock of the Company (the “Performance-Based Option”). Each of the Time-Based Option and the Performance-Based Option will have a per share exercise price equal to the closing price of the Company’s common stock on the date of grant. Subject to potential acceleration upon certain terminations of employment or otherwise continued service through the applicable scheduled vesting date, the Time-Based Option will be subject to vesting over four years. The Performance-Based Option is subject to vesting based on achievement of stock price goals (subject to potential acceleration of vesting upon certain terminations of employment). Each of the Time-Based Option and Performance-Based Option will be granted under the Company’s 2021 Inducement Plan (the “Inducement Plan”) and otherwise be subject to the terms and conditions of an option agreement under the Inducement Plan.

The Employment Agreement also provides for the grant of three restricted stock unit awards to Mr. Soistman. The first restricted stock unit award will cover 60,000 shares of the Company’s common stock and will be subject to vesting over four years, subject to potential acceleration upon certain terminations of employment (the “Time-Based RSUs”). The second restricted stock unit award will cover 70,000 shares of the Company's common stock and will be subject to vesting based on achievement of stock price goals (the “Performance-Based RSUs”). The third restricted stock unit award will cover 12,500 shares of the Company's common stock and will vest quarterly over four years (the “Starting RSUs”). Each of these awards will be granted under the Inducement Plan and otherwise will be subject to the terms and conditions of a stock unit agreement under the Inducement Plan.

If Mr. Soistman’s employment is terminated by the Company without cause or if he voluntarily resigns for good reason, and provided that any such termination occurs during the period beginning with the date that is four months prior to and ending on the date 12 months following a change of control of the Company (the “Change of Control Period”), Mr. Soistman will be entitled to the following severance payments and benefits: (i) a cash payment in an amount equal to 24 months of his then current annual base salary; (ii) a cash payment in an amount equal to two times his target cash incentive award for such year; (iii) Company‑paid COBRA premiums for up to 18 months; (iv) 100% vesting of any outstanding and unvested time-based equity awards; and (v) accelerated vesting for any Performance-Based Option or Performance-Based RSUs that have satisfied a stock price goal but for which service-based vesting has not yet been satisfied.

If Mr. Soistman’s employment is terminated by the Company without cause or if he voluntarily resigns for good reason and provided that any such termination occurs other than during the Change of Control Period, Mr. Soistman will be entitled to the following severance payments and benefits: (i) a cash payment in an amount equal to 24 months of his then current annual base salary; (ii) a cash payment in an amount equal to his target cash incentive award for such year, on a prorated basis; (iii) Company‑paid COBRA premiums for up to 18 months, (iv) full vesting of the Starting RSUs, and 12 additional months of vesting credit with respect to the Time-Based Option and the Time-Based RSUs; and (v) accelerated vesting for any Performance-Based Option or Performance-Based RSUs that have satisfied a stock price goal, but for which the service-based vesting has not yet been satisfied.

Mr. Soistman’s receipt of the foregoing severance payments and benefits is conditioned on his execution of a release of claims in favor of the Company and its affiliates.

There are no family relationships between Mr. Soistman and any other director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than with respect to the Employment Agreement, there are no transactions between Mr. Soistman or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Mr. Soistman and any other persons pursuant to which Mr. Soistman was selected as the chief executive officer or as a member of the Board.

The foregoing descriptions of the Separation Agreement applicable to Mr. Flanders and the Employment Agreement applicable to Mr. Soistman are summaries only and do not purport to be complete. The Company and Mr. Soistman intend to negotiate and execute a full employment agreement that will supersede the Employment Agreement. A copy of the final agreements will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

On September 23, 2021, the Company issued a press release announcing the appointment of Mr. Soistman. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Adoption of 2021 Inducement Plan

On September 22, 2021, the Company adopted the Inducement Plan, pursuant to which the Company reserved 410,000 shares of its common stock (subject to customary adjustments in the event of a change in capital structure of the Company) to be used exclusively for grants of awards to individuals who were not previously employees or directors of the Company, other than following a bona fide period of non-employment, as an inducement material to the individual's entry into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules (“Nasdaq Rules”). The Inducement Plan was approved by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Rules, and the terms and conditions of the Inducement Plan and awards to be granted thereunder are substantially similar to the Company's stockholder-approved Amended and Restated 2014 Equity Incentive Plan.

The foregoing description of the Inducement Plan is not intended to be complete and is qualified in its entirety by reference to the Inducement Plan and the forms of notice of stock option grant and agreement and notice of stock unit grant and agreement adopted under the Inducement Plan, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of eHealth, Inc. dated September 23, 2021 (eHealth Announces Leadership Transition)
10.1	2021 Inducement Plan
10.2	Form of Notice of Stock Option Grant and Stock Option Agreement under the 2021 Inducement Plan
10.3	Form of Notice of Stock Option Grant and Stock Option Agreement (Performance-Based Vesting) under the 2021 Inducement Plan
10.4	Form of Notice of Stock Unit Grant and Stock Unit Agreement under the 2021 Inducement Plan
10.5	Form of Notice of Stock Unit Grant and Stock Unit Agreement (Performance-Based Vesting) under the 2021 Inducement Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eHealth, Inc.
Date:	September 23, 2021	/s/ Scott Giesler
Scott Giesler SVP, General Counsel